EXHIBIT 10.13

                   3M LIBRARY SYSTEMS DISTRIBUTION AGREEMENT

                                  AMENDMENT I


This Amendment is made to that Agreement between Minnesota Mining and Manufacturing Company acting through its Safety and Security Systems Division, Library Systems Department, having its principal place of business at 3M Center, St. Paul, Minnesota 55144-1000 ("3M") and Sentry Technology Corporation, formerly Knogo North America Inc., a corporation which has its principal office at 350 Wireless Boulevard, Long Island, New York ("KNOGO"), dated March 22, 1996 ("the Agreement").

WHEREAS, on March 22, 1996, 3M and KNOGO entered into a 3M Library Systems Distribution Agreement; and

WHEREAS, the parties desire to amend that Agreement;

NOW, THEREFORE, in consideration of the foregoing representations and of the following mutual and reciprocal promises and agreements, the parties state and agree to amend the Agreement as follows:

1. TERM. Paragraph 5.B. of the Agreement shall be amended to read as follows:

       "The Initial Term shall be six (6) years from the Effective Date. Thereafter, this Agreement shall continue automatically for consecutive one year terms ("Renewal Terms") until terminated. Either party may terminate the Agreement only as provided below."

2. EFFECTIVE AMENDMENT. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the parties hereto, under the Agreement and shall not alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement. This Amendment expressly does not extend the commitments set out in a March 22, 1996, letter between the parties. This Amendment shall apply and be effective only with respect to the provisions of the Agreement specifically referred to herein.

3. COUNTERPARTS. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of such counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

4. DESCRIPTIVE HEADINGS. The descriptive headings in this amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

ACCEPTED AND AGREED TO:

MINNESOTA MINING AND        SENTRY TECHNOLOGY CORPORATION MANUFACTURING COMPANY

Safety and Security
Systems Division Library
Systems Department


By:  /S/ Jon T. Hamann                  By: /S/ T. A. Nicolette
Name:   Jon T. Hamann                   Name:   T. A. Nicolette
Title:  Department Manager                      Title:  President
Date:   December 21, 1998                       Date:   December 22, 1998